EXHIBIT 10.2

                            FROST CAPITAL GROUP, INC.
                            327 Plaza Real, Suite 319
                            Boca Raton, Florida 33432

                                  May __, 2001

Mr. Richard B. Frost
Frost Capital Group, Inc.
327 Plaza Real - Suite 319
Miami, Florida 33432

Dear Mr. Frost:

         Frost Capital Group, Inc., a Delaware corporation ("Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-_____) ("Registration Statement"), providing for the offering and sale (the "Offering") by the Company of units ("Units"), each Unit consisting of one share of common stock, par value $.0001 per share ("Common Stock"), and one Class A Redeemable Warrant ("Warrants"). The purchasers of the Units (and transferees of such securities) are herein referred to as the "New Stockholders."

         As a condition precedent to the execution of the Underwriting Agreement in connection with the Registration Statement, the underwriters ("Underwriters") are requiring the undersigned to execute a copy of this letter.

         In connection with a stockholder vote relating to the approval of any business combination with a target business (as described in the Registration Statement ("Business Combination")), the undersigned agrees with respect to the shares of Common Stock owned by him immediately prior to the Offering of Units ("Private Shares") to (i) vote all of such shares of Common Stock in accordance with the vote of the majority of all the shares voted by the New Stockholders with respect to such Business Combination, and (ii) not to sell such Private Shares until after the Business Combination. This voting arrangement shall not apply and no other restrictions provided herein shall apply to shares of the undersigned included in Units purchased in this Offering or purchased following this Offering in the open market. Additionally, the undersigned will vote all of his shares in any manner he determines in his sole discretion, with respect to any other items that come before a vote of stockholders of the Company. The undersigned also waives any conversion right he may have with respect to the Private Shares in connection with any such Business Combination.

         In connection with a liquidation of the Company due to the failure of the Company to effect a Business Combination during the period provided and in accordance with the Company's Certificate of Incorporation and the Registration Statement, the undersigned agrees to use his best efforts to cause the Company to liquidate and with respect to the Private Shares waives any


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Mr. Richard B. Frost
May __, 2001
Page 2

and all rights to participate in any distribution of cash, property or other assets relating to such a liquidation.

         The undersigned agrees that he does not have any right, title, interest or claim of any kind ("Claim") in or to any monies in the trust fund (as described in the Registration Statement ("Trust Fund")) as such Claim relates to ownership of Private Shares, and will not seek recourse against the Trust Fund for any reason whatsoever except to the extent the undersigned purchased Units and is deemed a New Stockholder with respect to such Units or purchases Units or shares following this Offering in the open market. The undersigned agrees to indemnify and hold harmless the Trust Fund against any and all loss, liability, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending any litigation, commercial or threatened or any claim whatsoever) which the Trust Fund may become subject as a result of any claim (i) by any vendor or other person who is determined by a court of competent jurisdiction or by a settlement to be owed money by the Company for services rendered or products sold to the Company, which rendering of such services or purchasing of such products has been authorized by the Company, or (ii) by any target business (as described in the Registration Statement) which is determined by a court of competent jurisdiction or by a settlement to be owed money by the Company in connection with the acquisition or failure to acquire such business.

         The undersigned acknowledges that the Underwriters are intentional third party beneficiaries of this letter agreement, that this letter agreement may be enforced by the Underwriters and that this letter agreement cannot be amended, waived or modified without the consent of the Underwriters. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement. The undersigned represents and warrants to the Company and the Underwriters that he has no direct or indirect affiliation or association with any NASD member, except as previously described to the Underwriters. This letter agreement shall be binding upon all successors and assigns of the undersigned and the undersigned acknowledges that any certificates representing shares of Common Stock, Warrants or Units shall be legended to reflect the terms of this letter agreement.

         In order to minimize potential conflicts of interest which may arise from multiple affiliations, until the earlier of a business combination or the Company's liquidation, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or company, any suitable business opportunity which may reasonably be required to be presented to the Company under Delaware law.

         The undersigned also agrees that to the extent that there are not sufficient funds to pay the undersigned's salary and other expenses as described in the Registration Statement, the Company can accrue such salary and other expenses, which shall be paid from the proceeds of the Offering held in trust if a business combination is effectuated. In any event, no such compensation shall be accrued or paid if it would reduce the Company's tangible net worth below $5,000,000.


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Mr. Richard B. Frost
May __, 2001
Page 3


         If the foregoing is acceptable to you, please countersign this letter in the space provided below for your signature, whereupon it shall become a binding agreement between you and the Company as of the date first above written.

                                    FROST CAPITAL GROUP, INC.

                                    By:
                                        ----------------------------------------
                                             Dianna Grout, Secretary

ACCEPTED AND AGREED:

By:
 -----------------------------
      Richard B. Frost